Sierra Monitor Corporation Announces Financial Results for the Second Quarter Ended June 30, 2015

Sales, Gross Margin, Earnings, and Cash Increase Year Over Year

MILPITAS, CA -- (Marketwired - July 27, 2015) - Sierra Monitor Corporation (OTCQB: SRMC), a provider of Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets, today announced financial results for the second quarter ended June 30, 2015.

Financial Highlights

--  Achieved Q2 2015 net sales of approximately $5.02 million, compared to approximately $4.75 million in the prior year period, resulting in
    Trailing Twelve Month (TTM) sales of $20.42 million
--  Delivered Q2 2015 gross margin of 59.5%, compared to 57.8% in the prior year period, resulting in a TTM gross margin of 57.1%
--  Reported Q2 2015 GAAP net income per share of $0.02 (basic and diluted), compared to GAAP net income of $0.01 per share (basic and diluted) for the prior year period, resulting in a TTM GAAP net income of approximately $0.06 per share (basic and diluted)
--  Achieved Q2 2015 EBITDA of $448,710, compared to $288,903 for the prior year period, resulting in TTM EBITDA of approximately $1.7 million
--  Reported Q2 2015 Non-GAAP net income per share of $0.04 (basic and diluted), compared to $0.03 per share (basic and diluted) for the prior year period, resulting in a TTM Non-GAAP net income of $0.16 per share
    (basic and diluted)
--  Ended Q2 2015 with a cash balance of approximately $4.5 million and no bank debt compared to a cash balance of approximately $4.0 million at end of Q1 2015, and compared to a cash balance of approximately $3.1M at end of Q2 2014.
--  Declared twelfth consecutive quarterly dividend of $0.01 per share, to be paid on August 14, 2015.

First Quarter 2015 Financial Results

Net sales for the quarter ended June 30, 2015 were $5,016,999, an increase of approximately 6%, compared to $4,752,375 reported for the same period of 2014. Sierra Monitor posted GAAP net income of $169,051 or $0.02 per share (basic and diluted), for the quarter ended June 30, 2015, an increase of approximately 35%, compared to GAAP net income of $125,630 or $0.01 per share (basic and diluted), for the same period of 2014. See Table A of this release for condensed statements of operations.

Sierra Monitor posted non-GAAP net income of $403,382 or $0.04 per share (basic and diluted), for the quarter ended June 30, 2015, an increase of approximately 43%, compared to non-GAAP net income of $282,325 or $0.03 per share (basic and diluted), for the same period of 2014. See Table C of this release for a reconciliation of GAAP to non-GAAP operating results.

Sierra Monitor achieved EBITDA of $448,710, an increase of approximately 55%, compared to EBITDA of $288,903 for the same period of 2014. See Table D of this release for reconciliation between GAAP Net Income and EBITDA operating results.

Sierra Monitor had $4,524,267 in cash on June 30, 2015 with no bank borrowings, compared to $3,339,952 on December 31, 2014. Net trade receivables on June 30, 2015 were $2,287,982, compared to $2,571,994 on December 31, 2014. The company's days' sales outstanding were 43 days, compared to 46 days for the same period in 2014. Inventory at the end of Q2 2015 was $2,701,006 compared to $2,896,614 on December 31, 2014. See Table B of this release for a summary of the balance sheet.

Business Highlights

Sierra Monitor continued to expand its nearly two hundred strong Original Equipment Manufacturer (OEM) customer base for its FieldServer protocol gateway products. Our customer wins reinforce our position as a leading integration partner to OEMs in the Building Automation or the Building segment of the Industrial Internet of Things (IIoT) market.

--  Distech Controls, an innovation leader in energy management solutions, is offering the FieldServer protocol gateway to connect their
    ECLYPSE(TM) BMS to various M-Bus meters commonly used in Europe. A significant advantage of specifying the FieldServer product as the integration gateway is its ability to support numerous variants of
    M-Bus, Modbus, and BACnet on the same gateway, giving Distech and its partners the ability to respond to requirements beyond M-Bus.
--  Weil-McClain, a leading designer of gas and oil-fired hot water and steam boilers for space heating in residential, commercial and institutional buildings, has selected the FieldServer protocol gateway to interface their new product lines to Building Management Systems
    (BMS). Each FieldServer protocol gateway on site can connect a variety of installed boilers to popular BMS protocols such as BACnet MS/TP and
    BACnet/IP.
--  Autoflame, a UK-based burner controls company with over 10,000 systems in operation globally has selected the FieldServer protocol gateway to interface their Data Transfer Interface product to BMS protocols commonly used in the US buildings market. We believe that key criteria in the selection of the FieldServer products were the BTL-certified
    BACnet implementation and the gateway's capacity to support thousands of data points.
--  OJ Electronics of Denmark, manufacturers of the OJ Air2 system, a total control system for Air Handing Units (AHUs), is offering a next generation Air2 LON interface based on the FieldServer gateway to integrate the OJ Air2 system into any Building Management system that communicates using the LonWorks control networking protocol.

Additionally, Sierra Monitor's FieldServer protocol gateway products continued to be purchased and used by leading system integrators in high-value and complex IIoT projects in settings such as data centers and Telecom switching stations. We also recognized a significant first win for the easy-to-use BACnet Router that was introduced last quarter.

--  Performance Services, experts in the processes and technologies required to deliver high-performance buildings is deploying nearly fifty of
    Sierra Monitor's newly introduced BACnet routers at eleven school districts in the Midwestern states. The routers are used to connect
    BACnet MS/TP based building systems to BACnet/IP based management systems.
--  JCI's Dallas office is using FieldServer multiprotocol gateways on a project at State Farm Insurance's 130,000 square foot data center being constructed in Richardson, Texas. The gateway is used to bridge the
    Johnson Controls BMS system and the Schneider Data Center Information
    Management (DCIM) system, and serves as a neutral demarcation device between the two vendor networks.
--  JCI's Fort Worth office is using FieldServer multiprotocol gateways on a project at the 10,000 square feet Alcon/Novartis data center in south
    Fort Worth that will serve the Swiss pharmaceutical company's operations in North and South America. The gateways are part of a high-availability network design that brings thousands of Modbus RTU and Allen Bradley
    Ethernet IP data points from various electrical devices to the DCIM system over Modbus TCP.
--  Zonatherm, an Illinois-based maintenance and services company, used
    FieldServer protocol gateways as part of a data center commissioning project. The gateway connects to Generac back-up diesel generators, displays critical generator data on a web page, and interfaces that data to the DCIM using the SNMP protocol commonly used in data centers.
--  Albireo Energy, a provider of building automation solutions and energy efficiency services to commercial buildings used FieldServer protocol gateways to integrate a large number of McQuay Air Handling Units that speak the McQuay Microtech1 protocol to a BACnet infrastructure for their customer JP Morgan Chase. Support for specialized protocols such as the McQuay Microtech1 is one of the distinguishing attributes of the
    FieldServer protocol gateway.
--  Honeywell Building Solutions in India is using FieldServer protocol gateways at a project for Airtel, India's leading wireless operator. A gateway is used at each Level 2 switching station to interface the
    Honeywell XLS fire alarm system used within that station to a BACnet/IP based management system. Potential future uses of the gateway within a switching station include integrating other sub-systems such as emergency lighting, uninterrupted power systems and networking switches to the management system.

Additionally, Sierra Monitor's Sentry IT line of fire and gas solutions continued to be selected to protect high-value assets and facilities around the world for various applications. As in previous quarters, Sierra Monitor continued to demonstrate leadership in the alternative fuel conversion segment of the market.

--  Alliance Energy and Integration, a leading systems integration and energy conservation specialist selected the Sentry IT solution for a new
    UTA fuel and fare building being constructed in Salt Lake City, Utah, to serve the city's Compressed Natural Gas (CNG) vehicles. The facility consists of indoor CNG dispensing area, six maintenance bays, and offices; and is protected by Sentry IT controllers, sensor modules that detect methane, carbon monoxide, and Nitrous Oxide, and includes warning devices such as horns and strobes. The project was designed by Colvin
    Engineering Associates.
--  KT Maritime Services of Australia selected the Sentry IT controller and combustible gas detection modules for installation on board three new tug boats being commissioned. The solution will protect the accommodation areas on the tug boats from possible leaks in the
    Liquefied Natural Gas (LNG) tankers being towed by the tug boats. The project was delivered through Wartsila Singapore Private Limited.
--  York Adams Transportation Authority of York, PA is using grants from the
    Pennsylvania Department of Transportation Initiative for Alternative
    Fuels to upgrade their fleet to CNG and to build out a new bus maintenance facility. JMT Engineering of Hunt Valley, MD has designed the gas detection solution for the facility consisting of Sentry IT controllers and combustible gas detection modules. We believe that the comprehensive set of product approvals and certifications held by the
    Sentry products was a key selection criterion. The project is being implemented by Lobar Construction of Harrisburg, PA.
--  Empire Gas, Puerto Rico's largest Liquefied Propane Gas (LPG) wholesaler works with large industrial plants that rely on liquid fuel for their energy needs to convert them over to LPG. In order to mitigate the risk of gas leakage, Empire Gas and CSA, the Architectural and Engineering
    firm responsible for project engineering, have selected Sentry combustible gas sensors for a project at Abbvie Pharma (formerly Abbott
    Laboratories). We believe that the product's intuitive user interface and the product's rigorous FM certification were key selection criteria.

"We are pleased with our momentum in 2015 and appreciate the confidence that our customers continue to show in us to connect and protect high-value infrastructure assets," said Varun Nagaraj, President and CEO. "We also met several other milestones that are important for future success. Just a quarter after introducing our BACnet router, we introduced our new EZ Gateway product line to simplify the integration of field devices into the Industrial Internet of Things (IIoT). We also received UL 2017 certification for our Sentry IT Fire and Gas Controller, which in conjunction with the previously awarded UL 2075 performance based approvals for its Catalytic Bead and Infrared (IR) based Combustible Gas sensor modules, makes Sierra Monitor the only company to have a comprehensive UL approved solution consisting of a controller and sensors for industrial-grade applications such as Alternative Fuel Maintenance or Refueling that involve the presence of explosive gases."

About Sierra Monitor Corporation

Sierra Monitor Corporation addresses the industrial and commercial facilities management market with Industrial Internet of Things (IIoT) solutions that connect and protect high-value infrastructure assets.

The Company's FieldServer brand of protocol gateways is used by system integrators and OEMs to enable local and remote monitoring and control of assets and facilities. With more than 100,000 products, supporting over 140 protocols installed in commercial and industrial facilities, FieldServer is the industry's leading multi-protocol gateway.

Sierra Monitor's Sentry IT fire and gas detection solutions are used by industrial and commercial facilities managers to protect their personnel and assets. Sentry IT branded controllers, sensor modules, and software are installed at thousands of facilities such as natural gas vehicle fueling and maintenance stations, wastewater treatment plants, oil and gas refineries and pipelines, parking garages, US Navy ships, and underground telephone vaults.

Headquartered in the heart of Silicon Valley in Milpitas, California, Sierra Monitor was founded in 1979 and has been a public company since 1989. By combining its distinguished track record in industrial sensing and automation with emerging IoT technologies such as cloud connectivity, big data, and analytics, Sierra Monitor is at the forefront of the emerging IIoT trend.

For more information visit: http://www.sierramonitor.com/

Table A
                         SIERRA MONITOR CORPORATION

                     Condensed Statements of Operations

                                 (Unaudited)

                               For the three months     For the six months
                                      ended                   ended
                                     June 30,                June 30,
                                 2015        2014        2015        2014
                             ----------- ----------- ----------- -----------
Net sales                    $ 5,016,999 $ 4,752,375 $ 9,944,786 $ 8,853,633
Cost of goods sold             2,033,284   2,005,498   4,015,211   3,632,602
                              ----------  ----------  ----------  ----------
    Gross profit               2,983,715   2,746,877   5,929,575   5,221,031

Operating expenses
  Research and development       574,965     579,895   1,141,046   1,139,499
  Selling and marketing        1,308,946   1,250,713   2,493,624   2,495,279
  General and administrative     755,207     706,917   1,531,461   1,365,772
                              ----------  ----------  ----------  ----------
                               2,639,118   2,537,525   5,166,131   5,000,550
                              ----------  ----------  ----------  ----------
    Income from operations       344,597     209,352     763,444     220,481
  Interest income                     31          32          63          70
                              ----------  ----------  ----------  ----------

    Income before income
     taxes                       344,628     209,384     763,507     220,551

Income tax provision             175,577      83,754     380,961      88,220
                              ----------  ----------  ----------  ----------

    Net income               $   169,051 $   125,630 $   382,546 $   132,331
                              ==========  ==========  ==========  ==========
Net income available to
 common shareholders per
 common share
    Basic                    $      0.02 $      0.01 $      0.04 $      0.01
                              ==========  ==========  ==========  ==========
    Diluted                  $      0.02 $      0.01 $      0.04 $      0.01
                              ==========  ==========  ==========  ==========
Weighted average number of
 common shares used in per
 share computations:
    Basic                     10,128,311  10,114,311  10,128,311  10,110,978
                              ==========  ==========  ==========  ==========
    Diluted                   10,121,427  10,180,344  10,118,072  10,159,674
                              ==========  ==========  ==========  ==========

Table B

                         SIERRA MONITOR CORPORATION

                                Balance Sheet

                    Assets                        June 30,     December 31,
                                                    2015           2014
                                               -------------- --------------
                                                 (unaudited)
Current assets:
  Cash                                         $    4,524,267 $    3,339,952
  Trade receivables, less allowance for
   doubtful accounts of approximately $79,000
   in 2015 and 72,000 in 2014, respectively         2,287,982      2,571,994
  Inventories, net                                  2,701,006      2,896,614
  Prepaid expenses                                    213,069        317,269
  Income tax deposit                                  134,433        180,306
  Deferred income taxes - current                     207,231        207,231
                                                -------------  -------------
      Total current assets                         10,067,988      9,513,366

Property and equipment, net                           285,166        277,088
Other assets                                          434,236        342,546
                                                -------------  -------------
      Total assets                             $   10,787,390 $   10,133,000
                                                =============  =============

     Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                             $      888,865 $      814,090
  Accrued compensation expenses                       677,927        471,014
  Other current liabilities                            78,213         74,353
                                                -------------  -------------
      Total current liabilities                     1,645,005      1,359,457

Deferred tax liability                                138,125        138,125
                                                -------------  -------------
      Total liabilities                             1,783,130      1,497,582

Commitments and contingencies
Shareholders' equity:
  Common stock, $0.001 par value; 20,000,000
   shares authorized; 10,128,311 shares issued
   and outstanding                                     10,128         10,128
  Additional paid-in capital                        3,588,041      3,399,179
  Retained earnings                                 5,406,091      5,226,111
                                                -------------  -------------
      Total shareholders' equity                    9,004,260      8,635,418
                                                -------------  -------------
      Total liabilities and shareholders'
       equity                                  $   10,787,390 $   10,133,000
                                                =============  =============

The accompanying news release dated July 27, 2015 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures used to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include EBITDA, non-GAAP operating expenses, non-GAAP profit from operations and related non-GAAP profit as a percentage of revenue, non-GAAP net profit and basic and diluted non-GAAP net profit per share.

Sierra Monitor continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Sierra Monitor believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts the Company does not consider part of ongoing operating results when assessing the overall Company performance.

We believe that our non-GAAP financial measures facilitate the comparison of results for current periods with results for past periods. We exclude the following items from non-GAAP financial measures:

Depreciation and Amortization of Tangible and Intangible Assets

In accordance with GAAP, depreciation and amortization of tangible and intangible assets includes depreciation of purchased capital assets and amortization of intangible assets including third party approval fees. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Bad Debt Expense

We maintain an allowance for doubtful accounts which is analyzed on a periodic basis to ensure that it is adequate to the best of management's knowledge. We exclude these amounts from our internal measures for budget and planning purposes.

Provision for Inventory Losses

We evaluate our inventories for excess or obsolescence on a quarterly basis. Inventories identified as slow moving or obsolete are determined based on historical experience and current product demand. The quarterly analysis is used to adjust the provision for inventory losses. We exclude the provision for inventory losses from our internal measures for budget and planning purposes.

Deferred Income Taxes

The effect of changes in deferred tax balances is non-cash and is not comparable across periods or with other companies. We exclude these amounts from our internal measures for budget and planning purposes.

Stock-based Compensation Expense

Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options. While stock-based compensation is an expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. For these reasons we exclude stock-based compensation expenses from our non-GAAP financial measures. We compute weighted average dilutive stocks using the methods required by GAAP for both GAAP and non-GAAP diluted net income per share.

EBITDA

EBITDA represents net earnings attributable to Sierra Monitor excluding interest expense, income taxes, depreciation and amortization. As required by SEC rules, we have provided reconciliation on Table D of this measure to the most directly comparable GAAP measure. Management believes that EBITDA is one of the appropriate measures for evaluating the operating performance of the Company because it reflects the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic acquisitions.

Sierra Monitor refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. We are reporting non-GAAP financial measures because we believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

Sierra Monitor believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Sierra Monitor's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Sierra Monitor's financial results in conjunction with the corresponding GAAP measures, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Because of these limitations, Sierra Monitor qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Sierra Monitor management that similar charges and expenses will not be incurred in subsequent periods.

Table C
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to Non-GAAP Operating Results

                                (Unaudited)

                             For the three months      For the six months
                                    ended                    ended
                                   June 30,                 June 30,
                               2015        2014         2015        2014
                           ----------- ------------ ----------- ------------

GAAP Net Income            $   169,051 $   125,630  $   382,546 $   132,331
  Depreciation and
   amortization                104,051      79,551      212,635     156,300
  Provision for bad debt
   expense                           -      (3,210)       6,308      (6,817)
  Provision for inventory
   losses                       36,000      13,704       47,165      15,231
  Stock based comp expense      94,280      66,650      188,862     134,160
                            ----------  -----------  ----------  -----------
    Total adjustments          234,331     156,695      454,970     298,874

Non-GAAP Net Income        $   403,382 $   282,325  $   837,516 $   431,205
                            ==========  ===========  ==========  ===========

Non GAAP Net Income Per
 Share:
  Basic                    $      0.04 $      0.03  $      0.08 $      0.04
                            ==========  ===========  ==========  ===========
  Diluted                  $      0.04 $      0.03  $      0.08 $      0.04
                            ==========  ===========  ==========  ===========

Weighted-average number of
 shares used in per share
 computations:
  Basic                     10,128,311  10,114,311   10,128,311  10,110,978
                            ==========  ===========  ==========  ===========
  Diluted                   10,121,427  10,180,344   10,118,072  10,159,674
                            ==========  ===========  ==========  ===========

Table D
                         SIERRA MONITOR CORPORATION

            Reconciliation of GAAP to EBITDA Operating Results

                                (Unaudited)

                           For the three months
                                   ended           For the six months ended
                                 June 30,                  June 30,
                             2015         2014         2015         2014
                         ------------ ------------ ------------ ------------

GAAP Net Income          $   169,051  $   125,630  $   382,546  $   132,331
  Interest Income                (31)         (32)         (63)         (70)
  Income Tax Provision       175,577       83,754      380,961       88,220
  Depreciation and
   amortization              104,051       79,551      212,635      156,300
Non-GAAP EBITDA          $   448,648  $   288,903  $   976,079  $   376,781
                          ===========  ===========  ===========  ===========

Sierra Monitor Investor Relations Contact
Varun Nagaraj
CEO
Sierra Monitor Corporation
vnagaraj@sierramonitor.com